UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 16, 2005

VYYO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30189	94-3241270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4015 Miranda Avenue, First Floor, Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 319-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2005, Vyyo Inc. (the “Registrant”) amended key provisions of the outstanding $6.5 million contingent promissory note (the “Amended Contingent Note”) payable to Syntek Capital AG (“Syntek”). The Registrant delivered the original $6.5 million contingent promissory note to Syntek on June 30, 2004 (the “Original Contingent Note”) in connection with the Registrant’s acquisition of Xtend Networks Ltd.

The Amended Contingent Note amends certain key provisions of the Original Contingent Note as follows:

1. The maturity date is extended by one year from March 31, 2007 to March 31, 2008;

2. The provision that would have allowed Syntek to accelerate the Original Contingent Note if the sum of the Registrant’s cash, cash equivalents, short-term investments and accounts receivables, net of short- and long-term debt, was less than $20 million on December 31, 2005 or June 30, 2006, is waived;

3. The Original Contingent Note provided for cancellation in the event that, during the fiscal year ending December 31, 2006, the Registrant’s: (a) revenue (including that of all subsidiaries) derived from products sold, currently under development or to be developed by the Registrant equals or exceeds $60 million, and (b) gross margin equals or exceeds 35%. The Amended Contingent Note provides for an additional year (fiscal year ending December 31, 2007) during which achievement of these targets will result in cancellation; and

4. An additional cancellation event is added that provides for immediate cancellation upon the occurrence of any one or more of the following events:

(a) beginning on the first day that the Registrant’s common stock closes at or above $18.00 per share and at any time thereafter, a sale by Syntek of all of its Remaining Shares at an average sales price at or above $18.00 per share. “Remaining Shares” means those shares of the Registrant’s common stock purchased or received by Syntek on our about June 30, 2004 upon the sale by Syntek of all of the shares of stock it held in Xtend Networks Ltd.;

(b) the inclusion of all of the Remaining Shares in a successfully concluded secondary offering (on Form S-3 or otherwise) at an offering price at or above $18.00 per share in which Syntek either (i) sells all of the Remaining Shares or (ii) is provided an opportunity to sell all of the Remaining Shares into such secondary offering and elects not to sell, provided that such successfully concluded offering included no fewer than the number of Remaining Shares; or

(c) the receipt by Syntek of a bona fide offer for the purchase of all of the Remaining Shares at an average sales price at or above $18.00 per share. A “bona fide” offer means a fully funded and unconditional offer for purchase by one or

2

more buyers who has/have provable and sufficient financial resources to purchase all of the Remaining Shares for cash within a commercially reasonable period of time from the date of offer, not to exceed 30 days.

As security for the Amended Contingent Note, on or before December 31, 2005, the Registrant will deliver to Syntek an irrevocable letter of credit (“LC”) in favor of Syntek in the amount of $5 million. Failure to deliver the LC by such date will result in the immediate acceleration of the Amended Contingent Note.

The LC will be cancelled if any time after June 30, 2006, for 45 consecutive trading days, all of the following conditions exist: (a) the weighted average trading price of the Registrant’s common stock is equal to or higher than $18.00 per share; (b) the average daily trading volume of the Registrant’s common stock is higher than 150,000 shares per day; and (c) Syntek is lawfully able to sell publicly in one transaction or in a series of transactions, during such 45 consecutive trading days, all of its shares of the Registrant’s common stock without registration under the Securities Act of 1933, as amended.

A copy of the Amended Contingent Note is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.

Item 9.01. Exhibits.

(c)

Exhibit Number	Description of Exhibit
10.1	Amended Promissory Note made on December 16, 2005 by Vyyo Inc. payable to Syntek Capital AG.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYYO INC.

Date: December 19, 2005	By:	/s/ Andrew P. Fradkin
Andrew P. Fradkin
General Counsel and Secretary

4

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Amended Promissory Note made on December 16, 2005 by Vyyo Inc. payable to Syntek Capital AG.

5